Exhibit 99.1

Contact:

Jeffrey S. Davidson
Co-Chairman and Chief Executive Officer
Key Hospitality Acquisition Corporation
(973) 992-3707

FOR IMMEDIATE RELEASE

KEY HOSPITALITY ACQUISITION CORPORATION
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

ROSELAND, NEW JERSEY, January 17, 2006 — Key Hospitality Acquisition Corporation (the “Company”) (OTCBB:KHPAU) today announced that it has been notified by Maxim Group LLC, the lead managing underwriter for its initial public offering which was consummated on October 28, 2005, that, commencing on January 18, 2006, the holders of the Company’s units may separately trade the common stock and warrants included in such units.  The symbols for the common stock, warrants and units are KHPA, KHPAW and KHPAU, respectively.

Key Hospitality Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other business combination with an operating business in the hospitality industry.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995.  Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.